Exhibit 99.2

N E W S

Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Announces Pricing of Senior Unsecured Notes

DENVER, May 20, 2014 — Cimarex Energy Co. (NYSE: XEC) (“Cimarex”) announced today that it has priced an offering of $750 million aggregate principal amount of senior notes due 2024, which will carry an interest rate of 4.375%.  The size of the offering was increased from the previously announced $600 million.  The notes were sold to the public at par.  Cimarex intends to use the net proceeds from the offering to repay in full amounts outstanding under its revolving credit facility and for general corporate purposes.

Interest is payable June 1 and December 1 of each year.  The first interest payment will be made December 1, 2014, and interest will accrue from June 4, 2014.  The offering is expected to close on June 4, 2014, subject to customary closing conditions.

Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc. have acted as joint book-running managers for the offering. The offering is being made pursuant to an effective registration statement previously filed with the Securities and Exchange Commission (“SEC”) on Form S-3 and available for review on the SEC’s website at www.sec.gov.  This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes referred to above. An offering of any such securities will be made only by means of a prospectus forming a part of the effective registration statement, the preliminary prospectus supplement thereto and other related documents. Any such documents shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of these documents can be obtained from Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC, 28202, or via phone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com; or Deutsche Bank Securities Inc. at 60 Wall Street, New York, NY 10005, attention: Prospectus Group, or via phone at 1-800-503-4611, or by email at prospectus.cpdg@db.com; or J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: High Yield Syndicate, or via phone at 1-800-245-8812, or by email at HY_syndicate@jpmorgan.com; or Mitsubishi UFJ Securities (USA), Inc. at 1633 Broadway, 29th Floor, New York, NY 10019, attention: Capital Markets Group, or via phone at 1-212-405-7440; or U.S. Bancorp Investments, Inc. at 214 North Tyron Street, 26th Floor, Charlotte, NC 28202, attention: Non-Investment Grade Syndicate, or via phone at 1-800-558-2607.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including a successful closing of the offering. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.  Actual results may differ materially from Cimarex projections and can be affected by a variety of factors outside Cimarex’s control, including the risks and uncertainties described in Cimarex’s SEC reports.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno, 303.285.4957
Mark Burford, 303.295.3995